RAYTHEON TI SYSTEMS, INC.    RAYTHEON COMPANY     RAYTHEON SYSTEMS GEORGIA, INC.
 17217 WATERVIEW PARKWAY     141 SPRING STREET        1302 ORCHARD HILL ROAD
     DALLAS, TX 75252       LEXINGTON, MA 02173         LAGRANGE, GA 30240




                            PERSONAL AND CONFIDENTIAL

                                October 20, 1998

DRS Technologies, Inc.
5 Sylvan Way
Parrispany, NJ  07054

Dear Ladies and Gentlemen:

     Reference is hereby made to (i) the Asset Purchase Agreement, dated as of July 28, 1998 (the "Agreement"), among Raytheon Company, a Delaware corporation ("Raytheon"), Raytheon Systems Georgia, Inc., a Delaware corporation ("RSG"), Raytheon TI Systems, Inc., a Delaware corporation ("RTIS" and, together with Raytheon and RSG, the "Sellers"), and DRS Technologies, Inc., a Delaware corporation (the "Buyer") and (ii) the letter agreement relating thereto, dated as of July 28, 1998 (the "Side Letter"), by and among the Sellers and the Buyer. Defined terms used herein without definition have the meanings given them in the Agreement.

     The Sellers and Buyer agree as follows:

     1.   The Agreement is hereby amended as follows:

     (i) Section 1.1(b) of the Agreement is hereby amended in its entirety to read as follows:

          "(b) Subject to Section 12.27, all of the Sellers' billed and unbilled accounts receivable relating primarily to either of the Businesses outstanding on the Closing Date, including the accounts receivable listed on Schedule 1.1(b) to the extent not collected prior to the Closing Date, in
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     each case to the extent reflected on the Closing Balance Sheets (as defined in Section 3.2), as finally adjusted pursuant to Section 3.2;"

     (ii) Section 1.2(b) of the Agreement is hereby amended in its entirety to read as follows:

          "(b) any of the Sellers' cash, marketable or other securities, commercial paper and cash equivalents or other investments, on hand or in bank accounts, and all of the Sellers' bank accounts and the Progress Payments (as defined in Section 12.27)."

     (iii) Section 3.2(a) of the Agreement is hereby amended by deleting the last sentence thereof.

     (iv) The last sentence of Section 3.2(b) of the Agreement is hereby amended to read as follows:

          "Attached hereto as Schedule 3.2 is a statement of Net Assets as of December 31, 1997, based on the December Statement and procedures for calculating Net Assets as provided above (the 'Model Statement')."

     (v) Section 3.2(d) of the Agreement is hereby amended in its entirety to read as follows:

          "(d) Upon the determination pursuant to paragraph (c) of this Section
     3.2 of the definitive Closing Balance Sheets and the Net Assets as of the Closing Date, the Purchase Price shall be either (i) increased by the amount, if any, by which the amount of Net Assets is greater than $29,051,000 or (ii) decreased by the amount, if any, by which the amount of Net Assets is less than $29,051,000 (the "Adjustment"); provided, however, in no event will any upward Adjustment, excluding any upward Adjustment attributable to the acquisition of the equipment described in Schedule 3.2(d), exceed $7,000,000, unless the Closing occurs after October 20, 1998 (in which event the maximum upward Adjustment shall be subject to modification by the parties), in which case an upward Adjustment may exceed $7,000,000. If the Purchase Price is increased, the Buyer shall pay such amount to the Sellers, and if the Purchase Price is decreased, the Sellers shall pay such amount to the Buyer. Any such payment shall be made in cash or same day funds within ten (10) days after the determination of the Adjustment pursuant to paragraph (c). Any such payment shall bear interest from the Closing Date to the date preceding payment at a rate equal to the "Prime Rate" as set forth from time to time in The Wall Street Journal "Money Rates" column from the Closing Date to the date preceding payment."

     (vi) Section 5.5 of the Agreement is hereby amended in its entirety to read as follows:

          "The Sellers have furnished to the Buyer, and attached as Schedule 5.5 hereto is, a copy of the Statement of Assets to be Acquired and Liabilities to be Assumed of the Ground EO Business and FPA Business on a combined basis as of December 31, 1997 (the 'December Statement'). The December Statement has been audited by PriceWaterhouse Coopers LLP, the Sellers' independent accountants, but is in draft form subject to changes in the footnotes to describe any changes to the ancillary agreements described in the footnotes and subject to delivery of PriceWaterhouse Coopers LLP's audit opinion after consummation of the Closing. The December Statement has been prepared in accordance with GAAP and fairly presents in all material respects the combined financial position of the Businesses as of December 31, 1997, except as otherwise disclosed in the notes to the December Statement."

     vii Section 5.17 of the Agreement is hereby amended by amending paragraph
(a)(ii) in its entirety to read as follows:

          "(ii) Each of the Businesses has all licenses, permits and governmental consents required under Environmental Laws for the operation of the Businesses as presently conducted (the "Environmental Permits") and there are no violations, investigations or proceedings nor, to the knowledge of the Sellers, are any investigations or proceedings pending or threatened, with respect to the Environmental Permits except where the failure to have such Environmental Permits or where the violation, investigation or proceeding relating thereto would not, individually or in the aggregate, have a Material Adverse Effect. Such Environmental Permits are listed on Schedule 5.20 hereto. Without limiting the generality of the foregoing, the Environmental Permits include one or more air discharge permits relating in part to the FPA Business (the "Texas Air Permits"). The Texas Air Permits are sufficient in all material respects for the operation of the Sellers' businesses at the TI Expressway site in Dallas, Texas (including the S/C building and the Research West building) as currently conducted, including the FPA Business. After the Closing the Sellers will cooperate with the Buyer to cause the applicable regulatory authorities to issue one or more new air permits (as replacements for the Texas Air Permits as they relate to the FPA Business) applicable to the FPA Business as owned by the Buyer, with the applications for such air permits to request permitted discharge levels sufficient to permit the FPA Business to continue its operations as currently conducted. To the knowledge of the Sellers, there is no reason the issuance of such new air permits will not be granted by the applicable regulatory authorities. RTIS as owner of the FPA Business, if it wished to increase from current levels the level of VOCs permitted to be

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     generated, would be eligible for the exemption provided under 30 Tex Admin.
     Code tit. 30, ss.106.225."

     (viii) Article 12 of the Agreement is hereby amended by adding the following Section 12.27:

          "12.27. Progress Payments. (a) The Sellers shall retain as Excluded Assets the right to receive $2,195,772 in progress payments as described on
     Schedule 12.27 hereto (the 'Progress Payments')."

          (b) The Sellers will be responsible for collecting the Progress Payments and will have the right to take all commercially reasonable actions in collecting the Progress Payments consistent with past practice. The Buyer will provide reasonable cooperation to the Sellers in collecting the Progress Payments. In the event that the Buyer receives any amounts with respect to the Progress Payments, it will promptly remit such amounts to the Sellers."

     (ix) Section 12.22(a) of the Agreement is hereby amended by adding the phrase "per person" at the end of the second sentence, by amending the reference to September 30, 1998 to November 25, 1998 and by adding the following after the third sentence of Section 12.22(a):

          "RSG also agrees to allow Buyer to use space in the Georgia Facility for storage of equipment only through December 11, 1998."

     (x) Section 15.1 of the Agreement is hereby amended by amending clause
(a)(i) in its entirety to read as follows:

               "(i) the Closing shall not have occurred on or before October 20, 1998 or, in the event the DOJ provides an extension as contemplated by
          Section IV of the Final Judgment, until the end of such extension, other than as a consequence of the material breach or the material default of this Agreement by the terminating party,"

     (xi) The Agreement is hereby amended by amending all references to "December Balance Sheets" to "December Statement".

     (xii) The Disclosure Schedules are hereby amended by adding thereto as Schedules 3.2, 3.2(d), 5.5 and 12.27 the attached Schedules 3.2, 3.2(d), 5.5 and 12.27.

     2. Contract Assignment and Novation. Pursuant to Section 18.3 of the Agreement, the Buyer intends (i) to assign to DRS EO, Inc., ("DRS EO"), a Delaware corporation wholly-owned by the Buyer, the Buyer's right to acquire the Acquired Assets

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and assume the Assumed Obligations related to the Ground EO Business and (ii) to assign to DRS FPA, L.P. ("DRS FPA"), a Delaware limited partnership of which the Buyer is the sole limited partner and a corporation wholly-owned by the Buyer is the sole general partner, the Buyer's right to acquire the Acquired Assets and assume the Assumed Obligations related to the FPA Business. In connection with the transfer or novation of Assumed Contracts contemplated by Sections 12.1 and
12.2 of the Agreement, the Buyer agrees that if any party to such Assumed Contract requests that the Buyer provide a guaranty with respect to the obligations under the Assumed Contract of DRS EO or DRS FPA, the Buyer will provide such a guaranty in a form generally comparable to the Guaranty to be delivered by the Buyer pursuant to Section 18.3 of the Agreement, and with such guaranty in any event guaranteeing all obligations guaranteed by the applicable Seller in any novation agreement relating to such Assumed Contract and provided that any guarantees to be provided by the Buyer or any Seller will also be in a form acceptable to the Department of Defense. In addition, in connection with the novation of Government Contracts contemplated by Section 12.2 of the Agreement, the Buyer will take commercially reasonable steps to satisfy novation requirements, including, if necessary, converting ownership of the FPA Business to a corporation.

     3. Export Licenses. With respect to the permits and licenses referred to in
Schedule 5.20 of the Disclosure Schedule, attached for the Buyer's reference as Annex A is an updated list of export licenses still applicable to the FPA Business and the Ground EO Business.

     4. Wiring Instructions. At the Closing, the Buyer will wire transfer to Raytheon Company the sum of $45,000,000, which represents the Purchase Price prior to the adjustments provided for in Section 3.2(d).

     The wire transfer should be made to the following account:

                  Bank of Boston
                  100 Federal Street
                  Boston, MA
                  ABA 011000390
                  Raytheon Company - Account No. 326-80007

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     Please sign where noted below to confirm the foregoing agreements.


                                                Very truly yours,


                                                RAYTHEON TI SYSTEMS, INC.

                                                By: /s/ JOHN W. KAPPLES
                                                    ----------------------------
                                                   Name:  John W. Kapples
                                                   Title: Assistant Secretary

                                                RAYTHEON COMPANY

                                                By: /s/ DAVID S. DWELLEY
                                                    ----------------------------
                                                   Name:  David S. Dwelley
                                                   Title: Vice President

                                                RAYTHEON SYSTEMS GEORGIA,INC.

                                                By: /s/ BROOKS S. DOYLE, JR.
                                                    ----------------------------
                                                   Name:  Brooks S. Doyle, Jr.
                                                   Title: Secretary

ACCEPTED AND AGREED:

DRS TECHNOLOGIES, INC.

By: /s/ NINA LASERSON DUNN
   -------------------------
    Name:  Nina Laserson Dunn
    Title: Executive Vice
            President, General
            Counsel & Secretary

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                                                            Schedule 3.2(d) to
                                                      Asset Purchase Agreement


                             New Equipment Excluded
                               From Adjustment Cap


                  See attached letter dated September 3, 1998.


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                                                                Schedule 5.5 to
                                                       Asset Purchase Agreement


                               December Statement

                                  See attached.

                           [To be filed by amendment]

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                                                             Schedule 12.27 to
                                                       Asset Purchase Agreement


                                Progress Payments

                                  See attached.


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                                                                     Annex A to
                                                               Letter Agreement

                                  See attached.